EXHIBIT 4.9

                                 Amendment No. 2
                                       to
                         The First American Corporation
                               Savings 401(k) Plan
                  (Restatement effective as of January 1, 2001)

The First American Corporation 401 (k) Savings Plan, (Restatement effective as of January 1, 2001) (the "Plan"), is hereby amended effective January 1, 2002, unless a later effective date is explicitly stated, as follows:

1. A new section 1.7, relating to conformance with the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), is added to read as follows:

     1.7 Conformance with EGTRRA
     Effective as of January 1, 2002, the Plan (as well as any other plan that is merged into this Plan after January 1, 2002) is amended to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and to make other appropriate changes to the Plan. This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. The Plan provisions amended to comply with EGTRRA shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

2. Effective September 1, 2002, a new paragraph (6) to subsection 2.1(a), relating to the definition of "account", is added to read as follows:

     (6) "Catch Up Account" means the subaccount that evidences the value of catch up contributions made the Participant pursuant to Plan section 4.9 including related investment gains and losses of the Trust Fund.

3. The third paragraph of section 2.1(j), relating to the definition of Compensation, is replaced in its entirety to read as follows:

     For Plan Years beginning prior to January 1, 2002, Compensation of each Participant taken into account for determining all benefits provided under this Plan for any Plan Year shall not exceed $170,000, as adjusted for increases in the cost-of-living in accordance with Code section 401(a)(17)(B). If a determination period (as distinguished from the period during which the Employee is a Participant) consists of fewer than 12 months, the Compensation limit under this paragraph is an amount equal to the otherwise applicable Compensation limit multiplied by a fraction, the numerator of which is the number of whole and fractional months in the short determination period, and the denominator of which is 12. For this purpose, the "determination period" is the period used by the Plan for determining benefit accruals or allocations.

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     The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B).

4. With respect to terminations of employment after July 1, 2001, the first paragraph of section 2.1(ee), defining the term "Separation from Service", is amended in its entirety to read as follows:

     (ee) "Separation from Service" means any termination of the employment relationship between an Employee and the Company and all Affiliates for reasons such as resignation, discharge, or retirement, but only if that termination of employment constitutes a "severance from employment" within the meaning of Code section 401(k)(2)(B)(i)(I). A Separation from Service shall not occur for an Employee if:

                  (1) The Employee transfers to a position with the Company or an Affiliate in which the Employee is no longer an Eligible Employee;

                  (2) The Employee goes on a leave of absence authorized by the Company or Affiliate, so long as the Employee returns to active employment upon expiration of such leave;

                  (3) The Employee transfers to employment with another Employer or an Affiliate which is not a participating Employer; or

                  (4) The Committee determines that the employee has not had a severance from employment for purposes of Code section 401(k)(2)(B)(i)(I).

5. Effective September 1, 2002, the first paragraph of section 4.8, relating to rights of returning servicemen, is replaced in its entirety by the following:

     A person who leaves employment with an Employer for military service, and who returns to employment with the Employer or an Affiliate, and within the time prescribed by law for reinstatement of the Participant's employment rights, and who thereby initially becomes a Participant or who resumes participation in the Plan, shall have the right to make up Pretax Deferrals and/or Catch Up Contributions in accordance with this section.

6. Effective September 1, 2002, section 4.8(f), relating to rights of returning servicemen, is replaced in its entirety by the following:

       (f)  Limitations Not Applicable. The limitations and restrictions of Plan section 4.6, and Code sections 415 and 414(a) shall not be applicable to any Participant make-up Pretax Deferrals, Matching Contributions, Discretionary Profit Sharing Contributions, or Catch Up Contributions with respect to the year in which such contributions are made, and such limitations shall apply for the year for which the contributions are made only to the extent provided by rules prescribed by the Secretary of the Treasury.

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7.   Effective September 1, 2002, a new section 4.9, relating to catch-up contributions, is added to read as follows:

     4.9 Interim "Good Faith" Catch-Up Provisions
     This provision shall apply to contributions made on or after September 1, 2002. Each Participant who will have attained age 50 before the close of the Plan Year shall be eligible to make Catch Up Contributions in accordance with, and subject to the limitations of Code section 414(v). Such Catch Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch Up Contributions. Elections to make Catch Up Contributions must be made in accordance with uniform procedures established by the Committee. The amount of Pretax Deferrals in excess of an otherwise applicable limit shall be determined as of the end of each Plan Year by comparing the total Pretax Deferrals for the Plan Year with the otherwise applicable limits. If, at the end of each Plan Year, the Catch Up Contributions fail to exceed otherwise applicable limits they shall be re-characterized as Pretax Deferrals made by the Participant pursuant to section 4.1. "Otherwise applicable limits" shall include statutory limits (limits contained in the Code on elective deferrals or annual additions permitted to be made under the Plan), Employer-provided limits (limits imposed on elective deferrals by the terms of this Plan), and the actual deferral percentage limit.

     Catch Up Contributions elected under this section will not entitle the Participant to an additional Employer matching contribution. In the event it is later determined that the contribution is not a Catch Up Contribution because it is less than the otherwise applicable limits the Catch Up Contribution will be re-characterized as a Pretax Deferral and Employer matching contributions shall be made in accordance with section 5.1.

8. Section 5.4, relating to restrictions on matching contributions, is amended by adding a new paragraph (c) as follows:

     (c) The multiple use limitation of this section shall not apply to Plan Years beginning after December 31, 2001.

     9. Section 7.1, relating to limitations on annual additions, is amended in its entirety to read as follows:

     7.1 Limitation on Annual Additions
     Notwithstanding anything to the contrary contained in this Plan, and except to the extent permitted under Code section 414(v) and Plan section 4.9, if applicable, the total Annual Additions under this Plan and any other defined contribution plan, as defined in Code section 414(i), maintained by the Employer or any other Affiliate, to a Participant's Account for any Plan Year, which shall be the limitation year for purposes of Code section 415, shall not

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     exceed the lesser of:

     (a) $40,000, as adjusted for increases in the cost-of-living under Code section 415(d); or

     (b) Fifteen percent (15%) of the Participant's taxable Compensation for the limitation year.

10. Effective January l, 2003, section 8.5, relating to minimum distribution requirements, is amended in its entirety to read as follows:

     8.5 Minimum Distribution Requirements
     (a) General Rules. Plan section 8.5 provides for the latest time that the Participant's vested Account may be distributed and it takes precedence over any inconsistent Plan provision. All distributions required under Plan section 8.5 shall be determined and made in accordance with Code section 401(a)(9) and the Treasury regulations thereunder, including the minimum distribution incidental death benefit requirements.

       The provisions of this section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

       Coordination with Minimum Distribution Requirements Previously in Effect. Required minimum distributions for 2002 under this section 8.5 will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this section 8.5 equals or exceeds the required minimum distributions determined under this article, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this section 8.5 is less than the amount determined under this article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this article.

       TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this section 8.5, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

     (b) Timing and Manner of Distribution.

         (1) Required Beginning Date. The Participant's Account will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date. The "required beginning date" means the following:

                  (A) April 1 of the calendar year following the later of -

                         (i) The calendar year in which the Participant attains
                             age 70 1/2, or

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                         (ii) The calendar year in which the Participant has a
                              Separation from Service.
                  (B) For a 5-percent owner, the required beginning date means
                      April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. For purposes of this section and Code section 401(a)(9), a 5-percent owner is an Employee who is a 5-percent owner (as defined in Code section 416) with respect to the Plan Year ending in the calendar year in which the employee attains age 70 1/2.

                      Where the Participant is still employed on the required beginning date, benefit payments shall commence in the normal form described in this Article 8.

         (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's Account will be distributed, or begin to be distributed, no later than as follows:

                (A) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                (B) If the Participant's spouse is not the Participant's sole designated Beneficiary or if there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's Account will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                (C) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 8.5(b)(2), other than section 8.5(b)(2)(A), will apply as if the surviving spouse were the Participant.

                For purposes of this section 8.5(b)(2) and section 8.5(c), unless section 8.5(b)(2)(D) applies, distributions are considered to begin on the Participant's required beginning date. If section 8.5(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 8.5(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section 8.5(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

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                Application of the 5-Year Rule to Distributions to Designated
                Beneficiaries. If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in this section 8.5(b)(2), but the Participant's Account will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

         (3) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d) of this section. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and Regulations thereunder.

(c) Requirement Minimum Distributions During Participant's Lifetime

         (1) Amount of Required Distribution Minimum For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                  (A) The quotient obtained by dividing the Participant's account balance by the distributions period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                  (B) If the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

         (2) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this section 8.5(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(d) Required Minimum Distributions After Participant's Death

         (1)  Death On or After Date Distributions Begin

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                  (A)    Participant Survived by Designated Beneficiary. If the
                         Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

                         (i) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                         (ii) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                         (iii) If the Participant's surviving spouse is not the
                               Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                  (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)      Death Before Date Distributions Begin

                  (A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death, is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in section 8.5(d)(1).

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                  (B)    No Designated Beneficiary. If the Participant dies
                         before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's Account will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 8.5(b)(2)(A), this section 8.5(d)(2) will apply as if the surviving spouse were the Participant.

       (e) Notwithstanding the preceding subsections, in the case of a Participant who remains employed with the Company or an Affiliate after attaining age 70 1/2 on or after January 1, 1996 (or January 1, 2001 in the case of ESOP Accounts, September 1, 2001 for participants in the merged Goshen, Shoshone, and Big Horn Plans, or January 1, 2002 for participants in the merged Wyoming, Campbell, and Johnson Plans) but before January 1, 2002, and who is not a "5 percent owner", as defined in Code section 416, benefits shall commence upon the Participant's Separation from Service. In addition, a Participant who attained age 70 1/2 prior to 1996 (or 2001, in the case of ESOP Accounts) but before 2002 and who is not "5 percent owner" may elect to defer distributions until his or her Separation from Service.

(f) Definitions

         (1) Designated Beneficiary. The individual who is designated as the beneficiary under section 2.1 (c) of the Plan and is the designated Beneficiary under Code section 401(a)(9) and Regulation section 1.401(a)(9)-1, Q&A-4.

         (2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 8.5(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year, in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

         (3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

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         (4)    Participant's Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred to the valuation calendar year.

11. Paragraph of section 8.6(d)(2)(C), relating to hardship withdrawals, is amended in its entirety to read as follows:

                  (C) The Participant's Pretax Deferrals, and similar contributions and after-tax contributions elected by the Participant under all other qualified plans maintained by the Company or an Affiliate, shall be suspended for six months after receipt of the hardship distributions; and

12. Section 8.9(b), relating to eligible rollover distributions, is amended in its entirety to read as follows:

     (b) Special Definitions. For purposes of this section, the following definitions apply:

         (5) A "direct rollover" is an eligible rollover distribution that is paid directly to an eligible retirement plan at the direction and for the benefit of the distributee.

         (6) A "distributee" includes a Participant, a Participant's surviving spouse or a Participant's spouse who is the alternate payee.

         (7) An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401 (a) that accepts the distributee's eligible rollover distribution. Effective for distributions made after December 31, 2001, an "eligible retirement plan" shall also include an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.

         (8) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

                  (A) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more;

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                  (B)    Any distribution to the extent the distribution is
                         required under Code section 401(a)(9) and related regulations;

                  (C) Any loan that is treated as a deemed distribution pursuant to Code section 72(p);

                  (D) Any amount that is paid after December 31, 2001 as a hardship withdrawal, pursuant to section 8.6, regardless of the account from which the hardship withdrawal is paid; and

                  (E) Prior to January 1, 2002, the portion of any distribution that is not includible in gross income.

     (c) Consistent Construction. Determinations of what constitutes an eligible rollover distribution shall at all times be made in accordance with the current rules under Code section 402(c), which shall be controlling for this purpose.

13. Effective September 1, 2002, the first paragraph of section 9.3, relating to investment elections, is amended in its entirety to read as follows:

     Each Participant must make the election described in Plan section 9.1 by filing an election form with the Committee or its authorized delegate before or at the same time as Pretax Deferrals, Profit Sharing Contributions, Catch Up Contributions or Rollover Contributions are first to be made to the Participant's Account. Thereafter, the elections described in Plan sections 9.1 and 9.2 may be changed together or separately by filing an election on the appropriate form in the manner prescribed by the Committee. The Committee shall prescribe such procedures, including deadlines for making elections under Article 9 and the timing for when investment elections take effect, and shall provide such forms as may be necessary or appropriate to implement such investment election procedures.

14. Effective January 1, 2002, section 12.5, relating to indemnity, is amended in its entirety to read as follows:

     12.5 Indemnity
     (a) The Employers shall indemnify and hold harmless each of the following persons ("Indemnified Persons") under the terms and conditions of Section 12.5(b):

       (1)  The Committee.

       (2)  Each member of the Committee.

       (3) Each Employee or member of the board of directors of an Employer who has responsibility (whether by delegation from another person, an allocation of responsibilities under the terms of this Plan document, or otherwise) for a fiduciary duty, a nonfiduciary settlor function (such as deciding whether to approve a plan amendment), or a nonfiduciary administrative task relating to the Plan.

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     (b) The Employers shall indemnify and hold harmless each Indemnified Person against any and all claims, losses, damages, and expenses, including reasonable attorneys fees and court costs, incurred by that person on account of his or her good faith actions or failures to act with respect to his or her responsibilities relating to the Plan. The Employers' indemnification shall include payment of any amounts due under a settlement of any lawsuit or investigation, but only if the Company agrees to the settlement.

       (1) An Indemnified Person shall be indemnified under this section only if he or she notifies an Appropriate Person at the Company or another Employer of any claim asserted against or any investigation of the Indemnified Person that relates to the Indemnified Person's responsibilities with respect to the Plan.

                  (A) A person is an "Appropriate Person" to receive notice of the claim or investigation if a reasonable person would believe that the person notified would initiate action to protect the interests of the Employers in response to the Indemnified Person's notice.

                  (B) The notice may be provided orally or in writing. The notice must be provided to the Appropriate Person promptly after the Indemnified Person becomes aware of the claim or investigation. No indemnification shall be provided under this section to the extent that any Employer is materially prejudiced by the unreasonable delay of the Indemnified Person in notifying an Appropriate Person of the claim or investigation.

       (2) An Indemnified Person shall be indemnified under this section with respect to attorneys fees, court costs or other litigation expenses or any settlement of such litigation only if the Indemnified Person agrees to permit the Company or another Employer to select counsel and to conduct the defense of the lawsuit and agrees not to take any action in the lawsuit that the Company or other Employer believes would be prejudicial to the interests of the Company or other Employer.

       (3) No Indemnified Person, including an Indemnified Person who had a Separation from Service, shall be indemnified under this section unless he or she makes himself or herself reasonably available to assist the Employers with respect to the matters in issue and agrees to provide whatever documents, testimony, information, materials, or other forms of assistance that the Employers shall reasonably request.

       (4) No Indemnified Person shall be indemnified under this section with respect to any action or failure to act that is judicially determined to constitute or be attributable to the gross negligence or willful misconduct of the Indemnified Person.

       (5) Payments of any indemnity under this section shall be made only from the assets of the Employers and shall not be made directly or indirectly from assets of the Plan. The provisions of this section shall not preclude such further indemnities as may be available under insurance purchased by the Employers or as may be provided by an Employer under any bylaw, agreement or otherwise, provided that no expense shall be

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            indemnified under this section that is otherwise indemnified by an
            Employer or by an insurance contract purchased by an Employer.

15. Subsection 14.2(a), relating to the definition of "key employees", is amended in its entirety to read as follows:

     (a) For purposes of this Article, the term "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was:

       (1) An officer of the controlled group Employer having Section 415 Compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), provided that no more than the lesser of:

                  (A)    50 Employees, or

                  (B) the greater of three Employees or 10 percent of the Employees of the controlled group Employer shall be treated as officers.

     (2) A 5-percent owner of the controlled group Employer, or

     (3) A 1-percent owner of the controlled group Employer having Section 415 Compensation of more than $150,000.

     The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

16. The first paragraph of section 14.4, which provides additional top-heavy rules, is amended in its entirety to read as follows:

     In determining the present value of the accrued benefits under a defined benefit plan and the sum of the account balances under a defined contribution plan, controlled group Employer contributions and voluntary Employee contributions as of the determination date for the Plan Year shall be taken into account. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Separation from Service, death, or Disability, this provision shall be applied by substituting "five-year period" for "one-year period". The accrued benefits and accounts of any individual who has not performed services for any member of the controlled group that includes the individual's Employer during the one-year period ending on the determination date shall not be taken into account. For the purpose of determining the sum of the account balances under a defined contribution plan, the rules set forth in Code sections 416(g)(3) and

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

     (4) will be taken into account. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of this section and Code section 416(c)(2). Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions under Code section 401(m).

17. Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.

                                                    **********

In Witness Whereof, the Company has caused this amendment to be signed on its behalf by its duly authorized officer this 14th day of October, 2002.

                                      The First American Corporation


                                      By______________________________________

                                      Its_____________________________________


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